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                                                                    Exhibit 23.3



                        Consent of Independent Auditors
                        -------------------------------


Armstrong World Industries, Inc.:

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 of the Registration Statement on Form S-3 pertaining to the registration of securities of Armstrong World Industries, Inc. and to the incorporation by reference therein of our report dated February 21, 1995, with respect to the consolidated financial statements and schedule of Dal-Tile International Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, and included in the Current Report on Form 8-K/A of Armstrong World Industries, Inc.


                                       /s/ Ernst & Young LLP
                                       ------------------------------
                                       Ernst & Young LLP


Dallas, Texas
August 13, 1996